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                                                                    Exhibit 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-4 of NextMedia Operating, Inc. of our report dated April 19, 2001 relating to the financial statements and financial statement schedules of AJ Indoor Advertising, Inc. and Subsidiary, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

Ritchie, Luukkonen, Campbell & Co. Ltd.

Minneapolis, Minnesota
March 11, 2002